UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 16, 2022
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective March 16, 2022, the Board of Directors (the “Board”) of Huron Consulting Group Inc. (“Huron” or the “Company”) elected Peter K. Markell as a Class III director of Huron, to serve until the May 2022 Annual Meeting of Stockholders of Huron (the "2022 Annual Meeting"). It is the intention of the board to appoint Mr. Markell to the Audit Committee and the Technology and Information Security Committee prior to the 2022 Annual Meeting. Mr. Markell will stand for re-election at the 2022 Annual Meeting.

Mr. Markell previously served as the Executive Vice President of Administration and Finance, Chief Financial Officer and Treasurer at Mass General Brigham from 1999 until his retirement in March 2021. During his time at Mass General Brigham, Mr. Markell also managed teams within the areas of corporate finance, research management, information systems, real estate, treasury and human resources. Prior to his roles as an executive at Mass General Brigham, Mr. Markell was an Audit Partner at Ernst & Young and served as interim Chief Financial Officer at Massachusetts General Hospital. Mr. Markell currently serves on the Board of Directors of Eastern Bank and previously served on the Board of Trustees of Boston College.

Huron has provided general business advisory services to Mass General Brigham. The aggregate fees received by the Company from Mass General Brigham were $5.5 million in 2021 and $1.0 million in 2022 (through February 28, 2022).

As a director of Huron, Mr. Markell will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s 2021 Annual Proxy Statement filed with the Securities and Exchange Commission on March 26, 2021. This compensation generally consists of an annual cash retainer in the amount of $60,000, $1,000 for each meeting of the Board or any committee of the Board on which he serves that he attends, and an annual grant of restricted stock on the date of the Company’s annual meeting with a value of $170,000. Mr. Markell's initial cash retainer will be prorated to reflect his appointment date. On April 1, 2022, Mr. Markell will receive a new director restricted stock award having a value equal to $200,000, vesting ratably over the following 12 calendar quarters beginning April 1, 2022. Mr. Markell will not receive an annual grant of restricted stock until the 2022 Annual Meeting provided he is re-elected to the Board at that time.

There are no arrangements or understandings between Mr. Markell and any other persons pursuant to which he was elected as a director.

Item 8.01.    Other Events.
On March 16, 2022, the Company's board of directors authorized an increase to the current share repurchase program to $200 million, inclusive of the $6.3 million remaining under the current share repurchase program, and an extension pursuant to which the Company may repurchase its common stock through December 31, 2023. The amount and timing of the repurchases will be determined by management and will depend on a variety of factors, including the trading price of the Company's common stock, capacity under the Company's credit facility, general market and business conditions, and applicable legal requirements.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	March 18, 2022	/s/ JOHN D. KELLY
John D. Kelly
Executive Vice President, Chief Financial Officer and Treasurer